Exhibit 99.1

Promissory Note

$750,000	July 15, 2025
Denver, Colorado

For Value Received, Defloria Inc., a Delaware limited liability company (“Company”), promises to pay to the order of Charlotte’s Web, Inc., or its registered assigns (“Holder”), the principal sum of Seven Hundred Fifty Thousand dollars $750,000 with interest on the outstanding principal amount at the rate set forth herein.

1.       Definitions. For purposes of this Promissory Note (“Note”), the following terms shall have the following meanings (capitalized terms used herein but not otherwise defined shall have the meanings provided therefor in the Incorporation Agreements):

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with such Person (including any associated investment fund or portfolio company controlled or managed by such other Person). As used in this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or agreement or otherwise. Solely with respect to BDI, Affiliates shall include any Subsidiary in which it or the member of any group over which it hold common control holds 30% or more of the entire issued shared capital or voting rights.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlling” and “Controlled” have meanings correlative thereto.

“Business Day” means any day which is not a Saturday or Sunday or a legal holiday on which banks are authorized or required to be closed in Denver, Colorado.

“Deemed Liquidation Event” shall have the meaning set forth in the Incorporation Agreements.

“Governmental Authority” means and federal, state, local or other governmental department, commission, board, bureau, agency or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

“License Agreement” means that certain License Agreement, dated as of April 6, 2023, by and between the Company and Charlotte’s Web, Inc., a Delaware corporation, as the same may be amended and/or restated from time to time.

"Incorporation Agreements” means the Certificate of Incorporation, By-Laws, Voting Rights Agreement, and Investor Rights Agreement of the Company, all dated as of December 31, 2024, as the same may be amended and/or restated from time to time.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Services Agreement” means that certain Master Services Agreement, dated as of April 6, 2023, by and between the Company and AJNA Biosciences PBC, a Delaware public benefit corporation, as the same may be amended and/or restated from time to time.

“Supply Agreement” means that certain Clinical Supply Agreement, dated as of April 6, 2023, by and between the Company and Charlotte’s Web, Inc., a Delaware corporation, as the same may be amended and/or restated from time to time.

2.       Payment of Principle. Holder shall pay to Company an aggregate of $750,000 paid over five (5) monthly tranches. The first payment of $375,000 will occur upon execution of this Note with subsequent payments of $93,750 on August 1st, September 1st, October 1st and November 1st of 2025. Provided, no payments of principle hereunder shall be made subsequent to Maturity Date (as defined below).

3.       Interest. Interest shall accrue on the unpaid principal balance of this Note pursuant to this Section 3 until this Note is paid or satisfied in full. The Note will accrue interest on a non-compounded basis at a per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) rate equal to 8.0 percentage points plus the Bank of England Base Rate as of 9:00 A.M. (London time) on the first calendar day of each applicable calendar quarter while this Note remains outstanding. The interest rate as of the Initial Closing shall be 13.25%. The interest rate will change and a new interest rate will become effective on the first calendar day of each succeeding calendar quarter. Notwithstanding anything herein to the contrary, the interest rate for each calendar quarter will be capped at 14% per annum.

4.       Maturity. Unless sooner paid or converted in accordance with the terms hereof, the entire unpaid principal amount and all unpaid accrued interest shall become fully due and payable after the earlier of (a) December 31, 2026, or (b) the date the Company shall issue and sell units of a newly-authorized series of preferred units (or similar securities or instruments) in a bona fide financing transaction to one or more investors (“Preferred Units”) for aggregate cash proceeds to the Company or any other convertible debt of the Company of not less than Ten Million dollars ($10,000,000) (such earlier date, the “Maturity Date”).

5.       Payments.

(a)       Form of Payment. All payments of interest and principal shall be in lawful money of the United States of America to Holder, at the address specified in the Agreement, or at such other address as may be specified from time to time by Holder in a written notice delivered to the Company. All payments shall be applied first to accrued interest, and thereafter to principal.

(b)       Prepayment. Prepayment of principal or interest under this Note is permitted; provided, however, that any such prepayment may be refused by a Holder if required by applicable law (as determined by such Holder in its sole but reasonable discretion).

6.       Repayment Upon Maturity.

(a)       In the event that any indebtedness (including accrued but unpaid interest) under this Note remains outstanding on the Maturity Date, the Holder may, at any time thereafter, demand that all outstanding indebtedness under this Note shall become due and payable in accordance with Section 3 hereof.

7.       Repayment Upon a Deemed Liquidation Event.

(a)       In the event of a Deemed Liquidation Event (as defined in the Incorporation Agreements) at any time after the date of issuance of this Note and prior to the payment or conversion in full of this Note, the Company will repay the Holder in cash an amount equal to (i) the outstanding principal amount of this Note plus any unpaid accrued interest on the original principal, plus (ii) a repayment premium equal to the outstanding principal amount of this Note plus any unpaid accrued interest on the original principal multiplied by twenty percent (20%).

(b)       The Company covenants and agrees that it shall give Holder written notice of the occurrence of a Deemed Liquidation Event not less than thirty (30) days prior to the closing of such Deemed Liquidation Event.

8.       Use of Proceeds. Company shall use the proceeds from the Loan only for costs and expenses identified in the attached Exhibit A approved by the Company’s Board of Directors.

9.       Covenants of the Company. The Company covenants and agrees:

(i)       to repay all amounts payable to the Holder in connection with contractual or other legal obligations existing as at the date hereof or which come into existence during the term of this Note, including, but not limited to, the License Agreement, the Services Agreement and the Supply Agreement upon the later of (a) the date the Company shall issue and sell units of Preferred Units (or similar securities or instruments) in a bona fide financing transaction to one or more investors for aggregate cash proceeds to the Company or any other convertible debt of the Company of not less than Twenty Million dollars ($20,000,000), or (b) December 31, 2026;

(ii)       to maintain all necessary authorizations, licenses and permits;

(iii)       to maintain standards of corporate governance in accordance with international practice;

(iv)       not to carry out any activities unless that activity (a) is legal where the Company is domiciled and operates; and (b) is legal in the jurisdiction where the activity is undertaken; and

(v)       to maintain adequate insurance covering its property and business with reputable insurers.

10.       Default.

(a)       Events of Default. For purposes of this Note, any of the following events which shall occur shall constitute an “Event of Default”:

(i)       any indebtedness under this Note is not paid within three (3) Business Days of when the same shall become due and payable, whether upon demand (in accordance with the terms hereof), by acceleration, or otherwise;

(ii)       the Company fails to materially comply with any material covenant, material obligation or material agreement of the Company under this Note and such default shall continue uncured for a period of thirty (30) days after the Company received notice of non-compliance giving rise to such default;

(iii)       the Company materially breaches any representation, warranty or certification made by the Company herein or in the Agreement or in any certificate, document, agreement or instrument delivered pursuant to any provision hereof or thereof;

(iv)       the Company shall (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any material part of its property, (B) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any material part of its property if such appointment is not terminated or dismissed within thirty (30) days, (C) make an assignment for the benefit of creditors, (D) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (E) become subject to any involuntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing, or have an order for relief entered against it in any proceeding under the United States Bankruptcy Code;

(v)       the Company fails to materially comply with any material obligation owing to Holder and its Affiliates under the Incorporation Agreements or other certificate, document, agreement or instrument delivered by the Company to Holder or its Affiliates and such default shall continue uncured or not waived in writing by Holder for a period of thirty (30) days after the Company received notice of non-compliance giving rise to such default;

(vi)       the occurrence or existence of any event or condition that would give any party a right to terminate or the actual termination of (i) the Services Agreement, (ii) the License Agreement or (iii) the Supply Agreement, for so long as such right of termination exists;

(b)       Consequences of Events of Default. If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, the Holder may, upon notice or demand, declare the outstanding indebtedness under this Note to be due and payable, whereupon the outstanding indebtedness under this Note shall be and become immediately due and payable, and the Company shall immediately pay to Holder all such indebtedness. Upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the United States Bankruptcy Code, then all indebtedness under this Note shall automatically be due immediately without notice of any kind. Without limiting the foregoing, during the existence of any Event of Default Holder has such rights and remedies provided under the other Transaction Documents and applicable law, all of which are cumulative and are not exclusive of any rights or remedies that it would otherwise have.

11.       Lost, Stolen, Destroyed or Mutilated Notes. In case any Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Note.

12.       Governing Law. This Note is to be construed in accordance with and governed by the laws of the State of Delaware.

13.       Amendment and Waiver. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) in accordance with Section 8.2 of the Agreement.

14.       Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section 8.3 of the Agreement.

15.       Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

16.       Remedies Cumulative; Failure or Indulgence Not a Waiver. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Incorporation Agreements. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

17.       Payments. Whenever any payment of cash is to be made by the Company to the Holder pursuant to this Note, such payment shall be made in lawful money of the United States of America by either (a) a check drawn on the account of the Company and sent via overnight courier service to Holder at such address as previously provided to the Company in writing (which address, in the case of Holder as of the date of issuance hereof, shall initially be the address for Holder as set forth in the Agreement) or (b) via wire transfer of immediately available funds. Whenever any payment to be made shall otherwise be due on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

18.       Excessive Interest. Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the Company.

19.       Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Transaction Documents.

20.       Assignment. Holder shall not assign or transfer this Note without the prior written consent of the Company; provided, however, that Holder may assign or transfer this Note to one or more of its Affiliates without the written consent of the Company, provided, further that (a) Holder shall in good faith believe that such Affiliate such remain an affiliate of Holder twelve (12) months after the effectiveness of such transfer, (b) Holder shall provide written notice to the Company of such assignment or transfer, and (c) any such assignment or transfer of the Note would be permitted under the Incorporation Agreements.

[Remainder of Page Intentionally Left Blank]

Exhibit A - Use of Funds

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In Witness Whereof, the Company has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

Company:
Defloria Inc.
By: /s/ Jared Stanley
Name: Jared Stanley
Title: CEO
Address:	8022 Southpark Circle, Suite 500
Littleton, CO 80120

Acknowledged and Agreed
(solely with respect to Section 7(b)):

Charlotte’s Web, Inc.

By: /s/ William Morachnick

Name: William Morachnick

Title: CEO

AJNA BioSciences PBC

By: /s/ Joel Stanley

Name: Joel Stanley

Title: CEO

BT DE Investments Inc.

By: /s/ Christopher Voelker

Name: Christopher Voelker

Title: General Counsel

[Certain information indicated by [***] has been excluded from this Exhibit 99.1 because it is not material.]